Exhibit 99.(13)(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the “Registration Statement”) of our report dated March 29, 2006, relating to the financial statements of The Prudential Insurance Company of America, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 28, 2006

Consent of Independent Registered Public Accounting Firm

The Committee and Participants of
The Prudential Variable Contract Account-2:

We consent to the incorporation by reference, in this registration statement, of our report dated February 28, 2006 on the statement of net assets of the Prudential Variable Contract Account-2 (hereafter referred to as the “Account”), as of December 31, 2005, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Account as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

KPMG LLP
New York, New York
April 28, 2006